NEW IBERIA, LA – NYSE-MKT: TSH- Patrick Little, President and CEO of Teche Holding Company (the “Company”),  holding company for Teche Federal Bank, today reported on earnings for the Company for the quarter ended December 31, 2013, the first quarter of fiscal year 2014.
 Earnings for the quarter ended December 31, 2013 amounted to $2.4 million, or $1.15 per diluted share.  This is compared to $3.1 million, or $1.49 per diluted share, for the same quarter in fiscal 2013 that included an after-tax gain of $1.3 million from the sale of $46.3 million in mortgage loans.   There was no similar transaction in this quarter ending December 31, 2013 resulting in a decrease of $0.34 per diluted share, or 22.8% compared to the prior year first quarter results.
“We had solid earnings this quarter on top of record EPS for the past five fiscal years,” said Little.    We had solid growth in the commercial, consumer, and mortgage loan categories.
The Company reported the following points of interest:
•
SmartGrowth Deposits increased 0.2% over the linked quarter-end and 2.0% compared to a year ago.   SmartGrowth Deposits amounted to 77.1% of total deposits at December 31, 2013, compared to 76.7% at September 30, 2013 and 77.7% a year ago.

•	Checking Account Balances increased 4.1% compared to the linked quarter-end and 10.6% compared to December 31, 2012.
•	The average rate paid on all deposits was 0.40% for the quarter compared to 0.40% for the linked quarter and 0.53% for the same quarter in the prior fiscal year.
•	Quarterly operating revenue decreased slightly to $11.9 million for the current quarter, as compared to $12.0 million in the linked quarter and $13.5 million a year ago.
•	Tangible book value per share increased to $42.29, an increase of 1.5%, or $0.61, compared to September 30, 2013 and 6.1%, or $2.43, year-over-year.
•	Net charge offs for the quarter amounted to 0.02% of average loans.

Capital
Over the past twelve months, stockholders’ equity increased 8.2% to a record $91.7 million at December 31, 2013, while assets increased 4.4% to $876.7 million.  The tangible equity ratio at December 31, 2013 increased to 10.09%, compared to 9.70% a year ago.  Tangible book value per common share increased to a record $42.29, an increase of 6.1% compared to a year ago.  Risk based capital remained strong at 14.34%, and the equity to assets ratio increased to 10.46% from 10.09% a year ago.
During the quarter ended December 31, 2013, the Company did not repurchase any stock.

QUARTERLY COMPARISON	Dec '13	Sep '13	Jun '13	Mar '13	Dec '12
Stockholders' Equity (in millions)	$91.7	$89.1	$86.7	$86.6	$84.8
Ratio of Equity to Assets	10.46%	10.40%	10.32%	10.07%	10.09%
Basic Earnings Per Share	$1.17	$1.05	$0.96	$0.76	$1.51
Tangible Equity Ratio	10.09%	10.01%	9.92%	9.69%	9.70%
Total Risk-Based Capital Ratio	14.34%	14.31%	14.31%	14.38%	14.34%
Book Value Per Common Share	$44.04	$43.47	$42.82	$42.40	$41.65
Tangible Book Value Per Common Share	$42.29	$41.68	$41.06	$40.62	$39.86
Total Assets (in millions)	$876.7	$856.7	$839.8	$860.3	$839.7

Asset Quality

The following tables set forth asset quality ratios and allowance for loan loss activity for each of the past five quarters:

Net Charge offs, ALLL, NPAs quarterly comparison	Dec ‘13	Sep ‘13	Jun ‘13	Mar ‘13	Dec '12
Net Charge-offs/Average Loans	0.02%	0.02%	0.01%	0.05%	0.07%
ALLL*/NPLs	229.00%	307.34%	158.84%	158.54%	87.76%
ALLL*/NPAs	200.43%	236.57%	132.76%	138.95%	81.52%
ALLL*/Loans	1.10%	1.15%	1.20%	1.26%	1.28%
NPAs/Assets	0.44%	0.39%	0.72%	0.68%	1.20%
*ALLL figures include specific reserves

The following table sets forth the allowance for loan loss activity for each of the past five quarters.

Allowance for Loan Loss Provision & Charge-offs quarterly comparison (in 000's)	Dec ‘13	Sep '13	Jun '13	Mar '13	Dec '12
Beginning ALLL	$7,868	$8,038	$8,135	$8,234	$8,559
Provision for Loan Losses	0	0	0	250	150
Net Charge-offs	159	170	97	349	475
Ending ALLL	$7,709	$7,868	$8,038	$8,135	$8,234
Ending ALLL (net of specific reserves)	$7,571	$7,730	$8,038	$8,135	$8,234

    The allowance for loan losses was 1.10% of total loans, or $7.7 million, at December 31, 2013 compared to 1.15% of total loans, or $7.9 million, at September 30, 2013 and 1.28% of total loans, or $8.2 million, at December 31, 2012.
    Net charge-offs for the quarter were $0.2 million, or 0.02% of average loans, compared to $0.5 million, or 0.07% of average loans, for the same period a year ago.  For the twelve months ended December 31, 2013, net charge offs were $0.8 million, or 0.12% of average loans, compared to $1.9 million, or 0.29% of loans, for the twelve months ended December 31, 2012.
Non-performing assets increased slightly to $3.9 million, or 0.44% of total assets, at December 31, 2013 compared to $3.3 million, or 0.39% of total assets, at September 30, 2013 and $10.3 million, or 1.20% of total assets, a year ago. The increase from the linked quarter was due to slight increases in delinquent loans offset by lower balances on real estate owned.   The decrease from one year ago was primarily due to lower commercial loan delinquencies.

Revenue

Net Interest Income quarterly comparison (In 000’s)	Dec ‘13	Sep ‘13	Jun ‘13	Mar ‘13	Dec '12
Interest Income	$9,475	$9,463	$9,392	$9,002	$9,571
Interest Expense	1,582	1,591	1,630	1,697	1,832
Net Interest Income	$7,893	$7,872	$7,762	$7,305	$7,739

Net interest income increased slightly compared to the linked quarter while increasing $0.2 million from the same quarter last year.

Net Interest Margin and Spread quarterly comparison	Dec ‘13	Sep '13	Jun '13	Mar '13	Dec '12
Yield on Earning Assets	4.80%	4.91%	4.85%	4.66%	4.92%
Cost of Interest Bearing Liabilities	0.96%	0.97%	1.00%	1.04%	1.11%
Spread	3.85%	3.93%	3.86%	3.62%	3.80%
Net Interest Margin	4.00%	4.08%	4.01%	3.78%	3.98%

Net interest margin amounted to 4.00% for the three-month period ended December 31, 2013, compared to 3.98% for the three months ended December 31, 2012.  The increase was primarily due to lower deposit rates offset somewhat by increased FHLB advance rates along with lower rates on both loans and investments.
Spread amounted to 3.85% for the three month period ended December 31, 2013, compared to 3.80% for the same period in the previous year.  Compared to the same quarter last year, the average yield on earning assets decreased 12 basis points from 4.92% to 4.80%, while the average cost of funds decreased 15 basis points from 1.11% to 0.96%.

Operating Revenue
Operating revenue consisting of net interest income (before provisions for loan losses) plus non-interest income, amounted to $11.9 million for the quarter ended December 31, 2013, compared to $13.5 million for the same quarter in 2012. The 2012 quarter included a $2.0 million before tax gain from the sale of $46.3 million in mortgage loans.

The table below reflects the Company’s operating revenues in millions over the past five quarters:
Operating Revenue quarterly comparison (in millions)	Dec 13	Sep '13	Jun '13	Mar '13	Dec ‘12
Net Interest Income	$7.9	$7.9	$7.8	$7.3	$7.7
Non Interest Income	4.0	4.1	3.9	4.0	5.8
Operating Revenue	$11.9	$12.0	$11.7	$11.3	$13.5

Non-Interest Income
Non-interest income was $4.0 million for the quarter ended December 31, 2013, as compared to $4.2 million in the linked quarter and $5.8 million for the same quarter in 2012. The 2012 quarter included a $2.0 million before tax gain from the sale of $46.3 million in mortgage loans.   Non-interest income amounted to 1.86% of average assets for the quarter ended December 31, 2013 compared to 1.96% for the linked quarter and 2.73% a year ago.

Non-Interest Income & Expense
quarterly comparison (in thousands)	Dec '13	Sep '13	Jun '13	Mar '13	Dec '12
Interchange fee Income	$860	$907	$954	$839	$826
Other Non-Interest Income	$3,166	$3,247	$2,950	$3,132	$4,986
Total Non-Interest Income	$4,026	$4,154	$3,904	$3,971	$5,812
Total Non-Interest Income/Avg. Assets	1.86%	1.96%	1.84%	1.87%	2.73%
Non-Interest Expense	$8,450	$8,797	$8,737	$8,705	$8,752
Non-Interest Expense/Avg. Assets	3.90%	4.15%	4.11%	4.11%	4.11%

Non-Interest Expense
For the quarter ended December 31, 2013, non-interest expense was $8.5 million, or 3.90% of average assets, compared to $8.8 million, or 4.15% of average assets, in the linked quarter, which was a decrease of 3.9%, primarily due to decreases in compensation, marketing and professional expenses, partially offset by increases in occupancy expense.  Compared to the same quarter in fiscal 2012, non-interest expense decreased by $0.3 million, or 3.5%, from $8.8 million to $8.5 million, which was primarily due to decreases in compensation, marketing and professional expenses, partially offset by increases in occupancy expense.

Net Income and Dividends

On November 20, 2013, the Board of Directors declared a $0.38 per share quarterly dividend.  Based on the closing price of the Company’s common stock of $50.13 per share on November 20, 2013, the annualized dividend yield was 3.03%.  Since 2003, the Company has increased dividends for eleven consecutive years.  During fiscal 2013, the Company declared dividends totaling $1.475 per share.

QUARTERLY COMPARISON	Dec ‘13	Sep '13	Jun '13	Mar '13	Dec '12
Dividends Declared Per Share	$0.38	$0.375	$0.37	$0.00	$0.73
Basic Earnings Per Common Share	$1.17	$1.05	$0.96	$0.76	$1.51
Diluted Earnings Per Common Share	$1.15	$1.03	$0.95	$0.75	$1.49

Loans

QUARTERLY COMPARISON (in millions)	Dec ‘13	Sep '13	Jun '13	Mar'13	Dec '12
SmartGrowth Loans
Consumer	$134.1	$129.6	$122.4	$115.8	$113.4
Commercial	233.5	224.2	216.9	212.4	220.5
Home Equity	41.4	41.6	41.7	42.1	42.5
SmartMortgages	115.3	113.6	110.6	104.0	100.8
Total SmartGrowth Loans	$524.3	$509.0	$491.6	$474.3	$477.2
Mortgage Loans (owner occupied conforming)	179.5	175.4	176.2	169.0	165.4
Total Loans	$703.8	$684.4	$667.8	$643.3	$642.6

Linked Quarter Comparison.  Gross loans receivable increased to $703.8 million at December 31, 2013 from $684.4 million at September 30, 2013, an increase of $19.4 million or 2.8%, primarily due to increases in all loan categories with commercial loans experiencing the most growth with an increase of $9.3 million.  SmartGrowth Loans, consisting of commercial loans, home equity loans, SmartMortgage loans, and consumer loans, were $524.3 million, or 74.5% of total loans, at December 31, 2013, compared to $509.0 million, or 74.4%, at September 30, 2013, a three month increase of $15.3 million, or 3.0%.
Commercial loan balances at December 31, 2013 amounted to $233.5 million compared to $224.2 million at September 30, 2013, a three month increase of $9.3 million, or 4.1%.  Consumer loan balances at December 31, 2013 amounted to $134.1 million compared to $129.6 million at September 30, 2013, a linked quarter increase of $4.5 million, or 3.5%.
One Year Comparison. Gross loans receivable increased to $703.8 million at December 31, 2013 from $642.6 million at December 31, 2012, a twelve month increase of $61.2 million, or 9.5%.  SmartGrowth Loans increased to $524.3 million at December 31, 2013 from $477.2 million at December 31, 2012, a twelve month increase of $47.1 million, or 9.9%.
Commercial loan balances at December 31, 2013 amounted to $233.5 million compared to $220.5 million at December 31, 2012, a twelve month increase of $13.0 million, or 5.9%.  Consumer loan balances at December 31, 2013 amounted to $134.1 million, compared to $113.4 million at December 31, 2012, a twelve month increase of $20.7 million, or 18.3%.
“We made over $52.7 million in loans this quarter,” said Little, “including $49.6 million in SmartGrowth loans.  The Southwest Louisiana region is a great area with a growing economy and low unemployment.”

Deposits

QUARTERLY COMPARISON (in millions)	Dec ‘13	Sep '13	Jun '13	Mar '13	Dec ‘12
SmartGrowth Deposits
Checking	$255.4	$245.4	$252.3	$259.0	$230.8
Money Market	44.9	50.7	49.7	52.1	55.0
Savings	199.8	203.0	209.9	210.6	204.2
Total SmartGrowth Deposits	$500.1	$499.1	$511.9	$521.7	$490.0
Time Deposits	148.4	151.7	135.5	138.7	140.6
Total Deposits	$648.5	$650.8	$647.4	$660.4	$630.6
Avg. Yield on Deposits	0.40%	0.40%	0.41%	0.45%	0.53%
Avg. Yield on Checking	0.07%	0.07%	0.07%	0.10%	0.12%

Linked Quarter Comparison.  Total deposits decreased to $648.5 million at December 31, 2013 from $650.8 million at September 30, 2013, a linked quarter decrease of $2.3 million, or 0.4%. The Company’s SmartGrowth Deposit Accounts, consisting of checking accounts, money market accounts, and savings accounts, increased $1.0 million, or 0.2%, to $500.1 million at December 31, 2013, from $499.1 million at September 30, 2013.

Checking account balances at December 31, 2013 increased $10.0 million, or 4.1%, to $255.4 million from $245.4 million at September 30, 2013.
One Year Comparison. Total deposits increased to $648.5 million at December 31, 2013 from $630.6 million at December 31, 2012, a twelve month increase of $17.9 million, or 2.8%.  Total SmartGrowth Deposits increased $10.1 million, or 2.1%, from $490.0 million at December 31, 2012 to $500.1 million at December 31, 2013.
SmartGrowth Deposits amounted to 77.1% of total deposits as of December 31, 2013, compared to 77.7% at December 31, 2012.
Checking account balances have increased 10.7%, or $24.6 million, in the past 12 months from $230.8 million at December 31, 2012 to $255.4 million at December 31, 2013. Checking account balances at December 31, 2013 accounted for 39.4% of total deposits, compared to 36.6% at December 31, 2012.
Teche Holding Company is the parent company of Teche Federal Bank, which operates twenty offices in South Louisiana and serves over 86,000 customers.  Teche is the fourth largest publicly traded bank holding company based in Louisiana with over $876 million in assets. Deposits at Teche Federal Bank are insured up to the legal maximum amount by the Federal Deposit Insurance Corporation (FDIC).  Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE MKT.

As previously announced, on January 12, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IBERIABANK Corporation (“IBKC”), the parent company of IBERIABANK.  Under the Merger Agreement, subject to the receipt of shareholder and regulatory approval and the satisfaction of certain other conditions, the Company will merge with and into IBKC (the “Merger”) after which Teche Federal Bank is expected to merge with and into IBERIABANK. As a result of the Merger, each share of Company common stock will be exchanged for 1.162 shares of IBKC common stock, subject to adjustment as set forth in the Merger Agreement.

Important Additional Information.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the Merger, IBKC will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement/prospectus for the shareholders of the Company.  The Company will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement/prospectus, as well as other filings containing information about IBKC and the Company, will be available without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from IBKC’s website (http://www.iberiabank.com), under the heading “Investor Information” and on the Company’s website (http://www.teche.com).

IBKC and the Company, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the Merger. Information regarding the directors and executive officers of IBKC, including their beneficial ownership of IBKC’s common stock, is set forth in the definitive proxy statement for IBKC’s 2013 annual meeting of shareholders, as filed with the SEC on April 12, 2013 and in Forms 3, 4 and 5 filed with the SEC by its officers and directors.  Information regarding the directors and executive officers of the Company, including their beneficial ownership of the Company’s common stock, is set forth in the definitive proxy statement for the Company’s 2014 annual meeting of shareholders, as filed with the SEC on December 30, 2013 and in Forms 3, 4 and 5 filed with the SEC by its officers and directors.  Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the Merger filed with the SEC when they become available.

Caution About Forward-Looking Statements
This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.  Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the time frame expected or at all, or may be more costly to achieve, that the Merger may not be timely completed, if at all, that prior to completion of the Merger or thereafter, IBKC’s and the Company’s respective business may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulator, shareholder, or other closing conditions are not satisfied in a timely manner, or at all, reputational risks and the reaction of the parties’ customers to the Merger; diversion of management time to Merger-related issues, and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in IBKC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and other documents subsequently filed by IBKC with the SEC and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013, and other documents subsequently filed by the Company with the SEC.  Consequently, no forward-looking statement can be guaranteed.  Neither IBKC nor the Company undertakes any obligation to update or revise any forward-looking statements, whether as a result of all information, future events or otherwise.  For any forward-looking statements made in this press release or any related documents, protection under the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 is being claimed.

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Statements of Income
(UNAUDITED)
	THREE MONTHS ENDED
	Dec.	Sep.	Jun.	Mar.	Dec.
Condensed Statements of Income	2013	2013	2013	2013	2012
Interest Income	$9,475	$9,463	$9,392	$9,002	$9,571
Interest Expense	1,582	1,591	1,630	1,697	1,832
Net Interest Income	7,893	7,872	7,762	7,305	7,739
Provision for Loan Losses	-	-	-	250	150
Net Interest Income after
Provision for Loan Losses	7,893	7,872	7,762	7,055	7,589
Non Interest Income	4,026	4,154	3,904	3,971	5,812
Non Interest Expense	8,450	8,797	8,737	8,705	8,752
Income Before Income Taxes	3,469	3,229	2,929	2,321	4,649
Income Taxes	1,054	1,082	976	762	1,577
Net Income	$2,415	$2,147	$1,953	$1,559	$3,072
Selected Financial Data
Dividends Declared Per Share	$0.38	$0.375	$0.37	$0.00	$0.73
Basic Earnings Per Common Share	$1.17	$1.05	$0.96	$0.76	$1.51
Diluted Earnings Per Common Share	$1.15	$1.03	$0.95	$0.75	$1.49
Annualized Return on Avg. Assets	1.11%	1.01%	0.92%	0.74%	1.44%
Annualized Return on Avg. Equity	10.49%	9.63%	8.89%	7.19%	14.17%
Annualized Return on Avg.
Tangible Equity (1)	10.93%	10.05%	9.27%	7.52%	14.80%
Yield on Interest Earning Assets	4.80%	4.91%	4.85%	4.66%	4.92%
Cost of Interest Bearing Liabilities	0.96%	0.97%	1.00%	1.04%	1.11%
Spread	3.85%	3.93%	3.86%	3.62%	3.80%
Net Interest Margin	4.00%	4.08%	4.01%	3.78%	3.98%
Non-Interest Income/Avg. Assets	1.86%	1.96%	1.84%	1.87%	2.73%
Non-Interest Expense/Avg. Assets	3.90%	4.15%	4.11%	4.11%	4.11%
Quarterly Net Charge-offs/Avg. Loans	0.02%	0.02%	0.01%	0.05%	0.07%
Weighted avg. shares Outstanding
Basic	2,059	2,036	2,030	2,038	2,039
Diluted	2,098	2,078	2,064	2,066	2,064
AVERAGE BALANCE SHEET DATA
Total Assets	$867,027	$847,261	$849,265	$847,615	$851,126
Earning assets	$789,228	$771,019	$773,856	$772,248	$778,592
Loans	$695,696	$676,957	$655,058	$641,192	$667,191
Interest-bearing deposits	$548,762	$549,331	$547,249	$538,889	$527,476
Total deposits	$653,539	$646,746	$648,985	$640,504	$623,689
Total stockholders’ equity	$92,067	$89,187	$87,892	$86,682	$86,713

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis. The amount was calculated using the following information.

Average Stockholders’ Equity	$92,067	$89,187	$87,892	$86,682	$86,713
Less average goodwill and other intangible assets,
net of related income taxes	3,652	3,653	3,655	3,656	3,657
Average Tangible Equity	$88,415	$85,534	$84,237	$83,026	$83,056

Net Income	$2,415	$2,147	$1,953	$1,559	$3,072
Plus Amortization of core deposit
intangibles, net of related income taxes	1	1	1	1	1
Net Income, as adjusted	$2,416	$2,148	$1,954	$1,560	$3,073

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Balance Sheet
(UNAUDITED)

	Dec. 2013	Sep. 2013	Jun. 2013	Mar. 2013	Dec. 2012
SmartGrowth Loans
Consumer	$134,090	$129,571	$122,379	$115,803	$113,365
Commercial	233,459	224,217	216,887	212,359	220,463
Home Equity	41,451	41,628	41,737	42,107	42,546
SmartMortgage Loans	115,261	113,561	110,586	104,040	100,859
Total SmartGrowth Loans	524,261	508,977	491,589	474,309	477,233
Mortgage Loans (owner occupied conforming)	179,524	175,426	176,188	168,989	165,364
	703,785	684,403	667,777	643,298	642,597
Allowance for Loan Losses	(7,709)	(7,868)	(8,038)	(8,135)	(8,234)
Loans Receivable, Net	696,076	676,535	659,739	635,163	634,363

Cash and Securities	116,809	116,511	116,709	162,262	142,406
Goodwill and Other Intangibles	3,652	3,653	3,654	3,656	3,657
Foreclosed Real Estate	467	741	950	639	697
Other	59,719	59,224	58,769	58,609	58,575
TOTAL ASSETS	$876,723	$856,664	$839,821	$860,329	$839,698

SmartGrowth Deposits
Checking	$255,347	$245,392	$252,278	$259,014	$230,845
Money Market	44,902	50,652	49,768	52,077	54,955
Savings	199,833	203,010	209,896	210,636	204,241
Total Smart Growth Deposits	500,082	499,054	511,942	521,727	490,041
Time Deposits	148,393	151,737	135,490	138,728	140,598
Total Deposits	648,475	650,791	647,432	660,455	630,639

FHLB Advances	129,123	108,997	98,757	107,903	117,034
Other Liabilities	7,388	7,815	6,971	5,340	7,258
Stockholders’ Equity	91,737	89,061	86,661	86,631	84,767
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$876,723	$856,664	$839,821	$860,329	$839,698

Ratio of Equity to Assets	10.46%	10.40%	10.32%	10.07%	10.09%
Tangible Equity Ratio	10.09%	10.01%	9.92%	9.69%	9.70%
Total Risk-Based Capital Ratio	14.34%	14.31%	14.31%	14.38%	14.34%
Book Value per Common Share	$44.04	$43.47	$42.82	$42.40	$41.65
Tangible Book Value Per Common Share (1)	$42.29	$41.68	$41.06	$40.62	$39.86
Shares Outstanding (in thousands)	2,083	2,049	2,024	2,043	2,035
Non-performing Assets/Total Assets	0.44%	0.39%	0.72%	0.68%	1.20%
ALLL/Loans	1.10%	1.15%	1.20%	1.26%	1.28%
ALLL/NPLs	229.00%	307.34%	158.84%	158.54%	87.76%

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax affected basis. The amount was calculated using the following information.

Stockholders’ Equity	$91,737	$89,061	$86,661	$86,631	$84,767
Less goodwill and other Intangible
assets, net of related income taxes	(3,652)	(3,651)	(3,651)	(3,654)	(3,656)
Tangible Stockholders’ Equity	$88,085	$85,410	$83,010	$82,977	$81,111

Total Assets	$876,723	$856,664	$839,821	$860,329	$839,698
Less goodwill and other Intangible
assets, net of related income taxes	(3,652)	(3,651)	(3,651)	(3,654)	(3,656)
Total Tangible Assets	$873,071	$853,013	$836,170	$856,675	$836,042

TECHE HOLDING COMPANY
(Dollars in thousands, except per share data)
New Iberia, LA
Annual Balance Sheet
(UNAUDITED)

	Dec. 2013	Dec. 2012	Dec. 2011	Dec. 2010
SmartGrowth Loans
Consumer	$134,090	$113,365	$107,399	$111,139
Commercial	233,459	220,463	213,659	208,797
Home Equity	41,451	42,546	47,261	52,182
SmartMortgage Loans	115,261	100,859	98,221	89,389
Total SmartGrowth Loans	524,261	477,233	466,540	461,507
Mortgage Loans (owner occupied conforming)	179,524	165,364	166,088	132,224
	703,785	642,597	632,628	593,731
Allowance for Loan Losses	(7,709)	(8,234)	(8,392)	(9,953)
Loans Receivable, Net	696,076	634,363	624,236	583,778

Cash and Securities	116,809	142,406	130,126	110,405
Goodwill and Other Intangibles	3,652	3,657	3,667	3,682
Foreclosed Real Estate	467	697	1,012	2,079
Other	59,719	58,575	54,504	53,757
TOTAL ASSETS	$876,723	$839,698	$813,545	$753,701

SmartGrowth Deposits
Checking	$255,347	$230,845	$199,021	$186,240
Money Market	44,902	54,955	52,019	55,557
Savings	199,833	204,241	188,303	169,326
Total Smart Growth Deposits	500,082	490,041	439,343	411,123
Time Deposits	148,393	140,598	159,968	172,316
Total Deposits	648,475	630,639	599,311	583,439

FHLB Advances	129,123	117,034	127,621	87.756
Other Liabilities	7,388	7,258	5,501	6,009
Stockholders’ Equity	91,737	84,767	81,112	76,497
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$876,723	$839,698	$813,545	$753,701

Ratio of Equity to Assets	10.46%	10.09%	9.97%	10.15%
Tangible Equity Ratio	10.09%	9.70%	9.56%	9.71%
Total Risk-Based Capital Ratio	14.34%	14.34%	14.09%	13.79%
Book Value per Common Share	$2,083	$41.65	$39.24	$36.81
Tangible Book Value Per Common Share (1)	$42.29	$39.86	$37.47	$35.04
Non-performing Assets/Total Assets	0.44%	1.20%	1.53%	2.27%
ALLL/Loans	1.10%	1.28%	1.33%	1.68%
ALLL/NPLs	229.00%	87.76%	73.72%	66.36%
Shares Outstanding (in thousands)	2,083	2,035	2,067	2,078

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense.

Stockholders’ Equity	$91,737	$84,767	$81,112	$76,497
Less goodwill and other Intangible
assets, net of related income taxes	(3,652)	(3,656)	(3,657)	(3,670)
Tangible Stockholders’ Equity	$88,085	$81,111	$77,455	$72,827

Total Assets	$876,723	$839,698	$813,545	$753,701
Less goodwill and other Intangible
assets, net of related income taxes	(3,652)	(3,656)	(3,657)	(3,670)
Total Tangible Assets	$873,071	$836,042	$809,888	$750,031

Quarter-End Loan Data	Total	Net Charge-	Net Charge-	90 Days +	90 Days +
December 31, 2013	Loans	Offs	Offs	Non Accrual	Non Accrual
(In 000’s)	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$16,905	$--	0.00%	$--	0.0%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	23,851	--	0.00%	19	0.1%
All Other
Secured by First Liens	385,752	68	0.02%	3,075	0.8%
Secured by Junior Liens	5,449	--	0.00%	--	0.0%
Multifamily (5+ Dwelling Units)	23,962	--	0.03%	--	0.0%
Nonresidential Property (Except Land)	113,873	--	0.06%	--	0.0%
Land	31,400	--	0.00%	105	0.3%
Consumer	21,292	--	0.00%	105	0.5%
Commercial	10,108	--	0.00%	--	0.0%
Subtotal – Real Estate Loans	$601,192	$68	0.01%	$3,199	0.5%

Non-Real Estate Loans:
Commercial Loans	$33,365	--	--	--	0.0%
Consumer Loans:
Loans on Deposits	3,300	--	--	26	0.8%
Auto Loans	2,798	--	--	14	0.5%
Mobile Home Loans	45,182	33	0.07%	308	0.7%
Other	17,948	58	0.32%	37	0.2%
Subtotal – Non Real Estate Loans	$102,593	$91	0.09%	$385	0.4%

Gross Loans	$703,785	$159	0.02%	$3,584	0.5%

Non-accruals	$3,234
90 + Days Past Due	350
OREO & Foreclosed	480
Nonperforming Assets (Net)	$4,064
Performing TDRs	--

Quarter-End Loan Data	Total	Net Charge-	Net Charge-	90 Days +	90 Days +
September 30, 2013	Loans	Offs	Offs	Non Accrual	Non Accrual
(In 000’s)	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$13,704	$--	0.00%	$--	0.0%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans (HELOC)	22,939	--	0.00%	7	0.0%
All Other
Secured by First Liens	378,800	94	0.02%	2,319	0.7%
Secured by Junior Liens	5,909	--	0.00%	--	0.0%
Multifamily (5+ Dwelling Units)	22,432	7	0.03%	--	0.0%
Nonresidential Property (Except Land)	111,217	62	0.06%	--	0.0%
Land	31,710	--	0.00%	63	0.2%
Consumer	21,361	--	0.00%	63	0.3%
Commercial	10,349	--	0.00%	--	0.0%
Subtotal – Real Estate Loans	$586,711	$163	0.03%	$2,389	0.4%

Non-Real Estate Loans:
Commercial Loans	$30,685	$(16)	(0.05%)	--	0.0%
Consumer Loans:
Loans on Deposits	3,208	--	--	48	1.5%
Auto Loans	2,795	--	--	12	0.4%
Mobile Home Loans	43,199	17	0.04%	246	0.6%
Other	17,806	6	0.03%	83	0.5%
Subtotal – Non Real Estate Loans	$97,693	$7	0.01%	$389	0.4%

Gross Loans	$684,404	$170	0.02%	$2,778	0.4%

Non-accruals	$2,425
90 + Days Past Due	353
OREO & Foreclosed	766
Nonperforming Assets (Net)	$3,544
Performing TDRs	--

Loans: Linked Quarter Comparison
Average Loan	12/31/2013	12/31/2013	09/30/2013	09/30/2013	Change	Change
Balances & Yields (In 000’s)	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$425,721	4.63%	$417,925	4.78%	$7,796	-0.15%
Commercial	147,942	4.98%	141,727	4.96%	6,215	0.02%
	573,663	4.72%	559,652	4.83%	14,011	-0.11%

Non-Real Estate Loans
Commercial	$32,156	5.23%	$30,588	5.31%	$1,568	-0.08%
Consumer	89,877	8.57%	86,717	8.92%	3,160	-0.35%
	122,033	7.69%	117,305	7.98%	4,728	-0.29%

Total All Loans	$695,696	5.24%	$676,957	5.37%	$18,739	-0.13%

Prior Year Comparison	12/31/2013	12/31/2013	12/31/2012	12/31/2012	Change	Change
Average Loan Balances & Yields (In 000’s)	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$425,721	4.63%	$416,485	4.84%	$9,236	-0.21%
Commercial	147,942	4.98%	136,251	5.25%	11,691	-0.27%
	573,663	4.72%	552,736	4.94%	$20,927	-0.22%

Non-Real Estate Loans
Commercial	$32,156	5.23%	$35,093	5.41%	$(2,937)	-0.18%
Consumer	89,877	8.57%	79,362	9.05%	10,515	-0.48%
	122,033	7.69%	114,455	7.93%	7,578	-0.24%

Total All Loans	$695,696	5.24%	$667,191	5.45%	$28,505	-0.21%

Loans: Linked Quarter Comparison
Average Loan	09/30/2013	09/30/2013	06/30/2013	06/30/2013	Change	Change
Balances & Yields (In 000’s)	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$417,925	4.78%	$405,580	4.89%	$12,345	-0.11%
Commercial	141,727	4.96%	136,246	5.02%	5,481	-0.06%
Total Real Estate Loans	$559,652	4.83%	$541,826	4.92%	$17,826	-0.09%

Non-Real Estate Loans
Commercial	$30,588	5.31%	$30,088	5.15%	$500	-0.16%
Consumer	86,717	8.92%	83,144	9.26%	3,573	-0.34%
Total Non-Real Estate Loans	117,305	7.98%	113,232	8.17%	$4,073	-0.19%

Total All Loans	$676,957	5.37%	$655,058	5.48%	$21,899	-0.11%

Loans: Prior Year Comparison
Average Loan	09/30/2013	09/30/2013	09/30/2012	09/30/2012	Change	Change
Balances & Yields (In 000’s)	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$408,585	4.82%	$401,968	5.08%	$6,617	-0.26%
Commercial	137,275	5.05%	135,300	5.51%	1,975	-0.46%
	$545,860	4.87%	$537,268	5.19%	$8,592	-0.32%

Non-Real Estate Loans
Commercial	$31,893	5.23%	$28,543	5.79%	$3,350	-0.56%
Consumer	82,465	9.04%	77,413	9.21%	5,052	-0.17%
	$114,358	7.98%	$105,956	8.29%	$8,402	-0.31%

Total All Loans	$660,218	5.41%	$643,224	5.70%	$16,994	-0.29%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	12/31/2013	12/31/2013	09/30/2013	09/30/2013	Change	Change	%Balance
(In 000’s)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$148,451	0.12%	$144,813	0.12%	$3,638	0.05%
Non-interest bearing Deposits	104,777	0.00%	97,415	0.00%	7,362	0.00%
Checking Total	$253,228	0.07%	$242,228	0.07%	$11,000	0.03%

Savings Accounts	$200,626	0.11%	$205,634	0.11%	$(5,009)	0.00%
Money Market Accounts	49,639	0.06%	50,539	0.06%	(900)	0.00%

Total Smart Growth Deposits	$503,493	0.08%	$498,401	0.08%	$5,092	0.08%

Time Deposits	$150,046	1.47%	$148,345	1.47%	$1,701	0.00%

Total Deposits	$653,539	0.40%	$646,746	0.40%	$6,793	0.00%

FHLB Advances	$113,744	3.25%	$103,833	3.62%	$9,911	-0.37%

Total Interest-bearing liabilities	$662,506	0.96%	$653,164	0.97%	$9,342	-0.01%

Non-interest bearing Deposits	$104,777	0.00%	$97,415	0.00%	$7,362	0.00%

Interest-bearing Liabilities: Average Quarter Balances
Average balances	12/31/2013	12/31/2013	12/31/2012	12/31/2012	Change	Change	%Balance
(In 000’s)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$148,451	0.12%	$128,492	0.22%	$19,959	-0.10%	15.9%
Non-interest bearing Deposits	104,777	0.00%	96,213	0.00%	8,564	0.00%	8.9%
Checking Total	$253,228	0.07%	$224,705	0.12%	$28,523	-0.05%	12.7%

Savings Accounts	$200,626	0.11%	$203,181	0.33%	$(2,555)	-0.22%	-1.3%
Money Market Accounts	49,639	0.06%	54,445	0.15%	(4,806)	-0.09%	-8.9%

Total Smart Growth Deposits	$503,493	0.08%	$482,331	0.21%	$21,162	-0.13%	4.4%

Time Deposits	$150,046	1.47%	$141,358	1.62%	$8,688	-0.15%	6.1%

Total Deposits	$653,539	0.40%	$623,689	0.53%	$29,850	-0.13%	4.8%

FHLB Advances	$113,744	3.25%	$131,845	3.04%	$(18,101)	-0.21%	-13.7%

Total Interest-bearing liabilities	$662,506	0.96%	$659,321	1.11%	$3,185	-0.15%	-0.5%

Non-interest bearing Deposits	$104,777	0.00%	$96,213	0.00%	$8,564	0.00%	8.9%

Interest-bearing Liabilities: Linked Quarter Comparison
Average balances	09/30/2013	09/30/2013	06/30/2013	06/30/2013	Change	Change	%Balance
(In 000’s)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$144,813	0.12%	$147,593	0.17%	$(2,780)	-0.05%	-1.9%
Non-interest bearing Deposits	97,415	0.00%	101,736	0.00%	(4,321)	0.00%	-4.2%
Checking Total	$242,228	0.07%	$249,329	0.10%	$(7,101)	-0.03%	-2.8%

Savings Accounts	$205,634	0.11%	$211,168	0.13%	$(5,534)	-0.02%	-2.6%
Money Market Accounts	50,539	0.06%	51,260	0.09%	(721)	-0.03%	-1.4%

Total Smart Growth Deposits	$498,401	0.08%	$511,757	0.11%	$(13,356)	-0.03%	-2.6%

Time Deposits	$148,345	1.47%	$137,228	1.54%	$11,117	-0.07%	8.1%

Total Deposits	$646,746	0.40%	$648,985	0.41%	$(2,239)	-0.01%	-0.3%

FHLB Advances	$103,833	3.62%	$106,484	3.60%	$(2,651)	0.02%	-2.5%

Total Interest-bearing liabilities	$653,164	0.97%	$653,733	1.00%	$(569)	-0.03%	-0.1%

Non-interest bearing Deposits	$97,415	0.00%	$101,736	0.00%	$(4,321)	0.00%	-4.2%

Interest-bearing Liabilities: Average Quarter Balances
Average balances	09/30/2013	09/30/2013	09/30/2012	09/30/2012	Change	Change	%Balance
(In 000’s)	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$144,813	0.12%	$124,017	0.22%	$20,796	-0.10%	16.8%
Non-interest bearing Deposits	97,415	0.00%	91,077	0.00%	6,338	0.00%	7.0%
Checking Total	$242,228	0.07%	$215,094	0.12%	$27,134	-0.05%	12.6%

Savings Accounts	$205,634	0.11%	$198,079	0.33%	$7,555	-0.22%	3.8%
Money Market Accounts	50,539	0.06%	54,791	0.18%	(4,252)	-0.12%	-7.8%

Total Smart Growth Deposits	$498,401	0.08%	$467,964	0.22%	$30,437	-0.14%	6.5%

Time Deposits	$148,345	1.47%	$144,821	1.75%	$3,524	-0.28%	2.4%

Total Deposits	$646,746	0.40%	$612,785	0.58%	$33,961	-0.18%	5.5%

FHLB Advances	$103,833	3.62%	$141,565	2.85%	$(37,732)	0.77%	-26.7%

Total Interest-bearing liabilities	$653,164	0.97%	$663,273	1.14%	$(10,109)	-0.17%	-1.5%

Non-interest bearing Deposits	$97,415	0.00%	$91,077	0.00%	$6,338	0.00%	7.0%

Quarter-End Loan Quality Details
December 31, 2013	Total			Special
(In Thousands)	Loans	Classified	% Total	Mention	% Total	Pass	% Total
Commercial Loans
Commercial Land	$10,108	$--	0.0%	$--	0.0%	$10,108	100.0%
Commercial Construction	11,631	--	0.0%	357	3.1%	11,274	96.9%
Commercial Real Estate	137,834	3,229	2.3%	3,802	2.8%	130,803	94.9%
Commercial Non Real Estate	33,365	1,314	3.9%	75	0.2%	31,976	95.9%
Total Commercial	$192,938	$4,543	2.4%	$4,234	2.2%	$184,161	95.4%

Residential Loans
Residential Construction	$5,275	$--	0.0%	$--	0.0%	$5,275	100.0%
Residential	417,120	4,373	1.0%	314	0.1%	412,433	98.9%
Total Residential	$422,395	$4,373	1.0%	$314	0.1%	$417,708	98.9%

Consumer Loans
Mobile Homes	$45,182	$308	0.7%	$--	0.0%	$44,874	99.3%
Consumer Other	45,337	172	0.4%	--	0.0%	45,165	99.6%
Total Consumer	$90,519	$480	0.5%	$--	0.0%	$90,039	99.5%

Total All Loans	$705,852	$9,396	1.3%	$4,548	0.7%	$691,908	98.0%

Quarter-End Loan Quality Details
September 30, 2013	Total			Special
(In Thousands)	Loans	Classified	% Total	Mention	% Total	Pass	% Total
Commercial Loans
Commercial Land	$10,349	$--	0.0%	$--	0.0%	$10,349	100.0%
Commercial Construction	8,593	--	0.0%	--	0.0%	8,593	100.0%
Commercial Real Estate	133,649	5,160	3.8%	1,781	1.3%	126,708	94.9%
Commercial Non Real Estate	30,685	1,311	4.3%	91	0.3%	29,283	95.4%
Total Commercial	$183,276	$6,471	3.5%	$1,872	1.0%	$174,933	95.5%

Residential Loans
Residential Construction	$5,112	$--	0.0%	$360	7.0%	$4,752	93.0%
Residential	409,693	3,514	0.9%	316	0.1%	405,863	99.0%
Total Residential	$414,805	$3,514	0.8%	$676	0.2%	$410,615	99.0%

Consumer Loans
Mobile Homes	$43,199	$246	0.6%	$--	0.0%	$42,953	99.4%
Consumer Other	45,170	266	0.6%	--	0.0%	44,904	99.4%
Total Consumer	$88,369	$512	0.6%	$--	0.0%	$87,857	99.4%

Total All Loans	$686,450	$10,497	1.5%	$2,548	0.4%	$673,405	98.1%